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                                                                    EXHIBIT 4.B3

                       AMENDMENT NO.2 TO CREDIT AGREEMENT

      This Amendment No. 2 (this "Amendment") is entered into as of December 17, 2004 by and among Viad Corp, a Delaware corporation (the "Borrower"), JPMorgan Chase Bank, N.A. (successor by merger to Bank One, NA (Illinois)), as Lender and as Administrative Agent ("Administrative Agent"), and the other financial institutions signatory hereto.

                                    RECITALS

      A. The Borrower, the Administrative Agent and the Lenders are party to that certain Credit Agreement dated as of June 30, 2004 (as amended, the "Credit Agreement"). Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by the Credit Agreement.

      B. The Borrower, the Administrative Agent and the Required Lenders wish to amend the Credit Agreement in connection with Borrower's write off of certain goodwill related to the Borrower's Exhibitgroup/Giltspur division as of September 30, 2004 on the terms and conditions set forth below.

      Now, therefore, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

            1. Amendment to Credit Agreement. Upon the "Effective Date" (as defined below), the Credit Agreement shall be amended by deleting Section 6.25.3 in its entirety and replacing it with the following:

                  6.25.3 Minimum Net Worth. The Borrower will at all times maintain Consolidated Net Worth of not less than the sum of (i) $294,945,000 plus (ii) 50% of Consolidated Net Income earned in each fiscal quarter beginning with the quarter ending December 31, 2004 (without deduction for losses).

            2. Representations and Warranties of the Borrower. The Borrower represents and warrants that:

                  (a) Each of the representations and warranties contained in the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof;

                  (b) After giving effect to this Amendment, no Default or Unmatured Default has occurred and is continuing.

            3. Effective Date. This Amendment shall become effective upon the execution and delivery (i) of this Amendment by the Borrower and the Required Lenders and (ii) the Guarantor's Acknowledgment attached hereto as Exhibit A by Guarantor ( the "Effective Date").

            4. Reference to and Effect Upon the Loan Documents.

                  (a) Except as specifically amended, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

                  (b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any Loan Document, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.

            5. Costs and Expenses. The Borrower hereby affirms its obligation under Section 9.6 of the Credit Agreement to reimburse the Administrative Agent for all reasonable costs, internal charges and out-of-pocket expenses paid or incurred by the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment, including but not limited to the attorneys' fees and time charges of attorneys for the Administrative Agent with respect thereto.

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            6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED
IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF NEW YORK BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

            7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

            8. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

                         VIAD CORP

                         By:  /s/  Ellen M. Ingersoll
                             ---------------------------------------------------
                         Its: Chief Financial Officer

                         By: /s/ E. A. Newman
                             ---------------------------------------------------
                         Its: Treasurer

                         JPMORGAN CHASE BANK, N.A,
                         (successor by merger to Bank One, NA (Illinois)) as Lender and as Administrative Agent

                         By: /s/  Stephen C. Price
                             ---------------------------------------------------
                         Its: Managing Director

                         WACHOVIA BANK, NATIONAL ASSOCIATION,
                         as Lender and as Syndication Agent

                         By: /s/ Kirsten Carver
                             ---------------------------------------------------
                         Its: Assistant Vice President

                         BANK OF AMERICA, N.A.,
                         as Lender and Co-Documentation Agent

                         By: /s/ Russell McClymont
                             ---------------------------------------------------
                         Its: Vice President


                                       2
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                         KEYBANK NATIONAL ASSOCIATION,
                         as Lender and Co-Documentation Agent

                         By: /s/ Brendan A Lawlor
                             ---------------------------------------------------
                         Its: Senior Vice President

                         CALYON NEW YORK BRANCH

                         By: /s/ Dianne M. Scott
                             ---------------------------------------------------
                         Its: Managing Director

                         By: /s/ Frank Herrera
                             ---------------------------------------------------
                         Its: Director

                         U.S. BANK NATIONAL ASSOCIATION

                         By: /s/ Karen Paris
                             ---------------------------------------------------
                         Its: Senior Vice President

                         BNP PARIBAS

                         By: /s/ C. Bettles
                             ---------------------------------------------------
                         Its: Managing Director

                         By: /s/ Mitchell M. Ozawa
                             ---------------------------------------------------
                         Its: Managing Director

                         WELLS FARGO BANK, NATIONAL
                         ASSOCIATION

                         By: /s/ Jason Paulnock
                             ---------------------------------------------------
                         Its: Vice President

                         By: /s/ Beth McGinnis
                             ---------------------------------------------------
                         Its: Senior Vice President

                                       3
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                                    EXHIBIT A

                           GUARANTOR'S ACKNOWLEDGMENT
                                       OF
                       AMENDMENT NO. 2 TO CREDIT AGREEMENT

      The Guarantor hereby acknowledges the terms and conditions of Amendment No. 2 to the Credit Agreement entered into as of December __, 2004 and hereby reaffirms its obligations under the Guaranty. Unless otherwise specified herein, capitalized terms used herein shall have the meanings ascribed to them by the Credit Agreement dated as of June 30, 2004 and entered into by and among the Borrower, the Administrative Agent and the Lenders (as amended from time to time, the "Credit Agreement").

                         GES EXPOSITION SERVICES, INC.

                         By: /s/ Ellen M. Ingersoll
                             ---------------------------------------------------
                         Its: Vice President

                         By: /s/ E. A. Newman
                             ---------------------------------------------------
                         Its: Treasurer

                                      A-1